Exhibit 99.1

For Immediate Release
Contacts: Courtney Guertin
Corporate Communications Manager
401-457-9501
courtney.guertin@linmedia.com

Richard Schmaeling, Chief Financial Officer
401-457-9510
richard.schmaeling@linmedia.com

LIN TV Corp. Executes First of Two Transactions

to Resolve NBC JV Overhangs

PROVIDENCE, RI, February 12, 2013 - LIN TV Corp. (“LIN”; NYSE: TVL), a local multimedia company, announced today that it has entered into and closed a transaction agreement with Comcast Corporation (“Comcast”), affiliates of NBCUniversal Media, LLC (“NBC”), General Electric Company (“GE”) and General Electric Capital Corporation (“GECC”) pursuant to which a wholly-owned subsidiary of LIN exited its joint venture with NBC and LIN was released from its guaranty of the $815.5 million note payable by this joint venture to GECC (the “Note”).  In exchange, a wholly-owned subsidiary of LIN made a $100 million capital contribution to the joint venture (which was used to pay down the Note to $715.5 million), NBC purchased the Note from GECC for $602 million and GECC canceled the remaining Note balance of $113.5 million (the “Comcast / GE Transaction”).

As a result of the Comcast / GE Transaction, LIN will recognize a taxable gain of $715.5 million.  We estimate that approximately $142 million of this gain will be characterized as ordinary income and the remaining gain of $573 million as capital gains.  LIN intends to use its federal net operating loss carryforwards (“NOLs”) (as of December 31, 2012, we have approximately $269 million of federal NOLs) to shelter the ordinary income.  In order to offset, in whole or in part, the tax liability related to such capital gains, concurrently with the closing of the Comcast / GE Transaction, LIN entered into an agreement and plan of merger with a newly formed, wholly-owned limited liability company subsidiary (“LIN Media LLC”).  Subject to LIN stockholder approval and pursuant to the merger agreement, LIN will be merged with and into LIN Media LLC with LIN Media LLC continuing as the surviving entity (the “LLC Conversion”).

The LLC Conversion will have the effect of converting LIN’s form of organization from a corporation to a limited liability company structure with such conversion treated as a tax liquidation of LIN for federal and state income tax purposes.  The LLC Conversion is expected to allow LIN to realize a built-in-capital-loss between its tax basis in the stock of its subsidiary, LIN Television Corporation, and the fair market value of this stock at the closing date of this transaction and use such capital loss to offset, in whole or in part, the capital gains recognized in the Comcast / GE Transaction.

Funding for the $100 million capital contribution to the NBC JV and transaction fees and expenses of approximately $7 million was provided by a combination of cash on hand, borrowings under LIN Television Corporation’s revolving credit facility and a new incremental term loan under its existing senior secured credit facility.  This incremental facility is a five-year, $60 million term loan, priced at LIBOR+300bps, with a 1% LIBOR floor.

Commenting on the Comcast / GE Transaction, LIN’s President and Chief Executive Officer Vincent L. Sadusky said:  “We are very excited about this transaction because it is the first step in resolving once and for all the NBC JV guarantee and tax overhangs that have in recent years limited our strategic options and have kept some investors on the sidelines.  We plan to move as rapidly as practical to execute the merger that will cause the LLC Conversion and expect to close this transaction within the next four to six months.”

LLC Conversion Transaction Overview

The LLC Conversion will be effectuated by merging LIN into LIN Media LLC, whereby upon completion of the merger LIN Media LLC will be the surviving entity. We expect to be able to complete this transaction within the next four to six months, depending largely on how long it takes to complete the SEC review of the necessary registration statement and proxy materials and the time it takes to solicit and complete the formal vote and approval of our shareholders along with other customary closing conditions.  Based on this plan, shares of LIN (classes A, B and C) will convert into like shares representing limited liability company interests of LIN Media LLC on a one to one basis with substantially equivalent interests and privileges (e.g., class A to class A).

The LLC Conversion is expected to generate sufficient capital losses to fully offset the capital gains recognized in the Comcast / GE Transaction if LIN’s stock price at the closing of the LLC Conversion is less than or equal to approximately $10.75 per share.  At closing prices greater than this amount up to approximately $12.20 per share, LIN is expected to consume its remaining NOLs to fully offset the recognized capital gains.  For each added $1.00 per share that LIN’s stock price exceeds $12.20 at closing, we expect to incur cash income taxes of approximately $19 million.  For example, if LIN’s stock price at the closing of the LLC Conversion was $14.20 per share, we would expect to incur cash taxes of approximately $38 million to satisfy the federal and state income tax liability related to the unsheltered portion of the recognized capital gains.

If the LLC Conversion closes at a stock price of less than or equal to approximately $10.75 per share, we expect to be able to preserve approximately $119 million of NOLs and we project that LIN Media LLC would first become a full cash tax payer (based on taxable income generated from operations) by the end of 2015.  If our stock price exceeds approximately $12.20 per share at closing, we project that LIN Media LLC will first become a full cash tax payer (based on taxable income generated from operations) before the end of 2013.

Stockholder Implications

From the perspective of our stockholders, the LLC Conversion will be a taxable event.  We expect that stockholders will recognize a gain or possibly a loss at the closing date of the LLC Conversion as if they sold their LIN shares at the stock price used to effectuate the transaction.  In the registration statement and proxy materials that we will file in connection with the LLC Conversion, we will urge each of our stockholders to consult their tax advisor regarding the tax consequences that the merger will have on them. We believe that these consequences may cause some of our stockholders to sell a portion of their LIN shares to cover their expected income tax liability.

Subsequent to the closing of the LLC Conversion, LIN Media LLC will be treated as a partnership for purposes of federal and state income taxes and, as a result, it will provide its shareholders with an annual Schedule K-1 (IRS Form 1065).  As LIN Media LLC, like LIN, will merely be a holding company with the stock of LIN Television Corporation as its only asset, this Schedule K-1 will reflect no activity unless LIN Television Corporation makes a distribution to or has other activity with LIN Media LLC.

Accounting Implications

LIN will accrue for the Comcast / GE Transaction as of December 31, 2012 to reflect the financial settlement of the related guarantee obligation that existed at this balance sheet date.  LIN will also account for the related income tax implications of this transaction, which will result in the recognition of a current federal and state income tax liability of approximately $164 million as of December 31, 2012.  As detailed in the accompanying pro forma accounting analysis, this income tax liability is expected to be reversed upon the completion of the LLC Conversion, assuming LIN’s stock price at that time is less than or equal to approximately $10.75 per share.

NBC Long-Term Affiliation Agreement

LIN also entered into an agreement with NBC for the renewal of the affiliation agreements for all 7 television stations plus satellites LIN owns that are currently affiliated with NBC.  The new agreements went into effect January 1, 2013 and expire January 1, 2017.

Conference Call

On February 13, 2013, at 10:30 AM Eastern Time, LIN will discuss the transactions on a conference call. To participate in the call, please dial (888) 503-8169 for U.S. callers and (719) 325-2144 for international callers. The call-in pass code is 4479577. It is recommended that participants dial-in 10 minutes before the start of the call to ensure access. A replay of the call will be available through February 27, 2013 by dialing (888) 203-1112 and entering the same pass code as above. The conference call will also be webcast simultaneously from LIN Media’s web site, www.linmedia.com, and can be accessed there through a link on the home page (under Latest LIN Media News) or on the Investor Relations page (under Events).

Advisers

Deutsche Bank Securities Inc. is acting as financial adviser to LIN, and Weil, Gotshal & Manges LLP is acting as LIN’s legal adviser.

###

About LIN

LIN is a local multimedia company that operates or services 43 television stations and seven digital channels in 23 U.S. markets, along with a diverse portfolio of web sites, apps and mobile products that make it more convenient to access its unique and relevant content on multiple screens.

LIN’s highly-rated television stations deliver important local news and community stories along with top-rated sports and entertainment programming to 10.5% of U.S. television homes.  LIN’s digital media operations focus on emerging media and interactive technologies that deliver performance-driven digital marketing solutions to some of the nation’s most respected agencies and brands.  LIN is traded on the NYSE under the symbol “TVL”.

Forward-Looking Statements

This press release includes statements that constitute “forward-looking statements,” including statements regarding our future plans and operations. Forward-looking statements inherently involve risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements. Factors that could contribute to such differences include, but are not limited to, the risks outlined in the press release and other risks detailed in our periodic reports filed with the Securities and Exchange Commission. Reports may be accessed online at www.sec.gov or www.linmedia.com. By making these forward-looking statements, we undertake no obligation to update these statements for revisions or changes after the date of this press release.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

This communication is not a solicitation of a proxy from any security holder of LIN.  The merger will be submitted to LIN’s stockholders for their consideration, and in connection with such consideration, LIN and LIN Media LLC (“LIN Media LLC”) expect to file with the Securities and Exchange Commission (“SEC”) a definitive proxy statement/prospectus to be used to solicit LIN stockholder approval of the merger, as well as other relevant documents concerning the proposed merger, as part of a registration statement related to class A common shares of LIN Media LLC.  Security holders are urged to read the proxy statement/prospectus, registration statement and any other relevant documents when they become available because they will contain important information about LIN, LIN Media LLC and the merger, including its terms and anticipated effect and risks to be considered by LIN’s stockholders in connection with the merger. The proxy statement/prospectus and other documents relating to the merger (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov.  The documents (when they are available) can also be obtained free of charge from LIN on its website (www.linmedia.com) or upon written request to LIN TV Corp., Attention: Secretary, One West Exchange Street, Suite 5A, Providence, Rhode Island 02903, or by calling (401) 454-2880.  Information on LIN’s website does not constitute a part of this press release.

PARTICIPANTS IN THE SOLICITATION

In addition, LIN and its officers and directors may be deemed to be participants in the solicitation of proxies from LIN stockholders with respect to the merger. A description of any interests that LIN’s officers and directors may have in the merger will be available in the proxy statement/prospectus when it becomes available. Information concerning LIN’s directors and executive officers is set forth in LIN’s proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on April 12, 2012 and its Annual Report on Form 10-K, which was filed with the SEC on March 15, 2012. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to the investor relations page on LIN’s website at www.linmedia.com.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this document regarding the merger of LIN and LIN Media LLC, the expected timetable for completing the proposed merger, future financial and operating effects and benefits of the proposed merger, financial condition, results of operations and business and any other statements about LIN or LIN Media LLC managements’ future expectations, beliefs, goals, plans or prospects constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and as defined in Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of LIN’s management, based on information currently available to our management. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “should,” “may,” “will,” “objective,” “projection,” “forecast,” “management believes,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology.  All of these forward-looking statements are based on estimates and assumptions made by LIN’s management, which, although it believes them to be reasonable, are inherently uncertain. Therefore, you should not place undue reliance upon such estimates or statements. LIN cannot assure you that any of such estimates or statements will be realized and actual results may differ materially from those contemplated by such forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements.

Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, those described in LIN’s Annual Report on Form 10-K for the year ended December 31, 2011 and its most recent quarterly reports filed with the SEC, and the following:

•                  the ability to consummate the merger;

•                  the satisfaction of other conditions to consummation of the merger;

•                  the potential adverse effect on our liquidity if the merger is not consummated;

•                  the ability to realize anticipated benefits of the merger;

•                  the potential impact of the announcement of the merger or consummation of the merger, including a potential impact to the value of LIN’s common stock and results of operations;

•                  business, regulatory, legal or tax decisions;

•                  changes in tax laws and policies;

•                  economic conditions, including adverse changes in the national and local economies in which our stations operate and volatility and disruption of the capital and credit markets;

•                  increased competition, including from newer forms of entertainment and entertainment media, changes in distribution methods or changes in the popularity or availability of programming;

•                  adverse state or federal legislation or regulation or adverse determinations by regulators, including adverse changes in, or interpretations of, the exceptions to the Federal Communications Commission duopoly rule and the allocation of broadcast spectrum;

•                  declines in the domestic advertising market;

•                  further consolidation of national and local advertisers;

•                  global or local events that could disrupt television broadcasting; and

•                  changes in television viewing patterns, ratings and commercial viewing measurement.

Many of these factors are beyond our control. Forward-looking statements contained herein speak only as of the date hereof. LIN disclaims any intention or obligation to update any forward looking statements unless required by law, and it undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma Condensed Consolidated Balance Sheet of LIN TV Corp. is presented as if the Comcast / GE Transaction and the LLC Conversion had occurred on September 30, 2012.  The unaudited pro forma Condensed Consolidated Statement of Operations is presented as if the Comcast / GE Transaction and the LLC Conversion had occurred on January 1, 2012.  The historical Condensed Consolidated Balance Sheet and Condensed Consolidated Statement of Operations information has been adjusted to give pro forma effect to events that are (i) directly attributable to the Comcast / GE Transaction and the LLC Conversion, and (ii) factually supportable. The notes to the unaudited pro forma Condensed Consolidated Balance Sheet and Condensed Consolidated Statement of Operations describe the pro forma amounts and adjustments presented below.

The unaudited pro forma Condensed Consolidated Balance Sheet and Condensed Consolidated Statement of Operations is not necessarily indicative of the actual results of the Comcast / GE Transaction and the LLC Conversion.  The unaudited pro forma Condensed Consolidated Balance Sheet and Condensed Consolidated Statement of Operations does not give effect to the potential impact of current financial conditions, market conditions, regulatory matters or any anticipated approvals associated with the transactions.

The unaudited pro forma Condensed Consolidated Balance Sheet and Condensed Consolidated Statement of Operations presented below is for illustrative purposes only and is not intended to nor does it include the necessary requirements under the Securities and Exchange Commission Article 11 of Regulation S-X.

LIN TV Corp.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

as of September 30, 2012

(dollars in millions)

		Comcast / GE		Pro Forma			LIN TV Corp. Pro
	LIN TV Corp. Historical	Transaction (Transaction 1)		Transaction 1 Only	LLC Conversion (Transaction 2)		Forma (Transactions 1 & 2)

Cash and cash equivalents	$32.8	$(14.7	)(a)	$18.1	$(6.0	)(e)	$12.1
Deferred long-term income taxes	—				20.2	(f)	20.2
All Other	831.6	1.0		832.6			832.6
Total assets	$864.4	$(13.7)		$850.7	$14.2		$865.0

Accrued expenses	$52.7	$(6.0	)(b)	$46.7			$46.7
Income taxes payable	—	164.4	(c)	164.4	$(164.4	)(f)	—
Other	24.3			24.3			24.3
Current liabilities	77.0	158.4		235.4	(164.4)		71.0
Long-term debt	573.4	86.3	(d)	659.7	—		659.7
Deferred income taxes	199.6	(170.0	)(c)	29.7	(29.7	)(f)	—
Other	49.4			49.4			49.4
Total liabilities	899.4	74.7		974.1	(194.0)		780.1

Redeemable noncontrolling interest	3.3			3.3			3.3

Accumulated deficit	(1,106.3)	(88.4)		(1,194.8)	208.3	(f)	(986.5)
Other	1,068.1			1,068.1			1,068.1
Stockholders’ deficit	(38.3)	(88.4)		(126.7)	208.3		81.6
Total liabilities, redeemable noncontrolling interest and deficit	$864.4	$(13.7)		$850.7	$14.2		$865.0

(a)	Assumed use of cash on hand to fund a portion of the $100 million capital contribution to the NBC JV.

(b)	Reversal of the pre-existing accrued NBC JV shortfall funding obligation as a result of LIN being released from its guarantee of the GECC Note.

(c)

Recognition of a $164 million current income taxes payable related to recognized capital gains that are unsheltered “prior to” the completion of the LLC Conversion. The pro forma unsheltered gain as of September 30, 2012 is reduced in part by LIN’s existing NOLs at December 31, 2012.

(d)	Issuance of long term debt to fund a portion of the $100 million NBC JV capital contribution and the related financing fees:
i . $60.0 million incremental term loan.
ii. $26.3 million draw against existing revolving credit facility.

(e)	Assumed transaction related fees and expenses.

(f)

Reflects an assumed $573.2 million capital loss for tax purposes, generated in Transaction 2, resulting in a $212.1 million tax benefit. The benefit from the carryback of these losses is assumed to fully offset the current income taxes payable that resulted from the otherwise unsheltered capital gains at the conclusion of transaction 1 and allows for the re-establishment of $47.7 million of net deferred tax assets related to NOLs that were previously assumed to be utilized. This pro forma assumes that LIN’s stock price at the closing of the LLC Conversion is less than or equal to approximately $10.75 per share. At closing prices greater than this amount up to approximately $12.20 per share, LIN will need to consume its remaining NOLs to offset the recognized capital gains and at a closing price above approximately $12.20 per share, LIN would begin to incur cash taxes to satisfy the federal and state income tax liability related to the unsheltered portion of the recognized capital gains.

LIN TV Corp.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Nine Months Ended September 30, 2012

(dollars in millions)

		Comcast / GE		Pro Forma			LIN TV Corp. Pro
	LIN TV Corp. Historical	Transaction (Transaction 1)		Transaction 1 Only	LLC Conversion (Transaction 2)		Forma (Transactions 1 & 2)

Net revenues	$357.3			$357.3			$357.3
Operating income	$99.8			$99.8			$99.8
Other expense (income)
Interest expense, net	28.9	2.6	(a)	31.5			31.5
Share of loss in equity investment	4.3	94.0	(b)	98.3			98.3
All other expense, net	2.3			2.3	6.0	(d)	8.3
Total other expense (income), net	35.5	96.6		132.1	6.0		138.1

Income before (benefit from) provision for income taxes	64.3	(96.6)		(32.3)	(6.0)		(38.3)
(Benefit from) provision for income taxes	24.1	(6.5	)(c)	17.6	(214.3	)(e)	(196.7)
Income from continuing operations	40.2	(90.0)		(49.9)	208.3		158.4
Discontinued operations and noncontrolling interests	10.9			10.9			10.9
Net income attributable to LIN TV Corp.	$51.0	$(90.0)		$(39.0)	$208.3		$169.3

(a)	Additional interest expense related to the $60 million incremental term loan and $26.3 million revolving credit facility draw, at 4% and 3.25% interest, respectively.

(b)	Reflects the recognition of:
	i.	$100 million charge related to capital contribution to the NBC JV in settlement of the GECC Note guarantee obligation.
	ii.	$6 million benefit on the reversal of accrued NBC JV shortfall funding obligation.

(c)	Reflects the recognition of:
	i.	$34.0 million income tax benefit associated with the $94 million net charge recognized within share of loss on equity investment.
ii.

$28.4 million income tax expense associated with the recognition of incremental capital gain in excess of amounts previously recognized within deferred income tax liabilities attributable to Transaction 1.

	iii	$0.9 million of income tax benefit resulting from incremental interest expense.

(d)	Assumed transaction related fees and expenses of $6 million.

(e)	Reflects the recognition of:
	i.	$573.2 million assumed capital loss for tax purposes, and $212.1 million of related tax benefits resulting from Transaction 2.
	ii.	$2.2 million of income tax benefit related to estimated transaction fees and expenses.